UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 10, 2021, Andrew Sriubas resigned as a member of the Board of Directors (the “Board”) and the Audit, Compensation and Corporate Governance and Nominating Committees of SeaChange International, Inc. (the “Company” or “SeaChange”), effective immediately. Mr. Sriubas’ departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

(d)

Upon recommendation of the Corporate Governance and Nominating Committee, on February 10, 2021, the Board appointed Mr. Matthew Stecker as a Class I director of SeaChange with a term to expire at the 2021 Annual Meeting.

Mr. Stecker, 52, has served as a member of the board of directors of Evolving Systems (NASDAQ:EVOL), a leader in real-time digital engagement solutions and services, since March 2016, and was named Chairman in August 2016, Executive Chairman in April 2018 and President & CEO in July 2018. He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017. In that capacity, Mr. Stecker was part of the senior team that launched the First Responder Network Authority (FirstNet). Mr. Stecker currently serves on the board of directors of Live Microsystems, Inc. (OTC:LMSC). He previously served on the boards of directors of Sito Mobile, Ltd. (OTC:SITOQ) from June 2017 to September 2017, MRV Communications from April 2013 to June 2016 and HealthWarehouse.com Inc. from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks (NASDAQ:RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (NASDAQ:CRTN). He received his B.A. in Political Science and Computer Science from Duke University, and his J.D. from the University of North Carolina at Chapel Hill School of Law. Mr. Stecker brings over twenty years of experience as a public company executive in the telecommunications and wireless industries, which are highly relevant to the Company’s business and will assist the Company in developing, executing and evaluating business strategies and industry partnerships.

For his service on the Board. Mr. Stecker will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020. In addition, it is expected that Mr. Stecker will execute the Company’s standard form of indemnification agreement. The Company’s standard from of indemnification agreement was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Commission on April 10, 2013 and is incorporated herein by reference. Mr. Stecker does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

Mr. Stecker’s appointment to the Board was announced in a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by SeaChange International, Inc., dated February 11, 2021.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ Michael D. Prinn
Michael D. Prinn
Dated: February 11, 2021		Chief Financial Officer, Senior Vice President and Treasurer